AEP Reports 2011 Fourth-Quarter and Year-End Earnings, Brings Clarity to Regulatory Issues, Strengthens Balance Sheet

COLUMBUS, Ohio, Jan. 27, 2012 /PRNewswire/ --

  Fourth-quarter earnings $0.64 per share GAAP, $0.40 per share ongoing
  2011 year-end earnings $4.02 per share GAAP, $3.12 per share ongoing
  Favorable impact of weather throughout the first three quarters of the year

AMERICAN ELECTRIC POWER Preliminary, unaudited results
	4th quarter ended Dec. 31			12 months ended Dec. 31
	2011	2010	Variance	2011	2010	Variance
Revenue ($ in billions)	3.4	3.4	0.0	15.1	14.4	0.7
Earnings ($ in millions):
GAAP	308	176	132	1,941	1,211	730
Ongoing	194	179	15	1,504	1,451	53
EPS ($):
GAAP	0.64	0.37	0.27	4.02	2.53	1.49
Ongoing	0.40	0.38	0.02	3.12	3.03	0.09
EPS based on 483mm shares in Q4 2011, 480mm shares in Q4 2010, 482mm shares in 12 mo. 2011 and 479mm in 12 mo. 2010

American Electric Power (NYSE: AEP) today reported 2011 year-end earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $1.941 billion or $4.02 per share, compared with $1.211 billion or $2.53 per share in 2010. Ongoing earnings (earnings excluding special items) for 2011 were $1.504 billion or $3.12 per share, compared with $1.451 billion or $3.03 per share in 2010.

GAAP earnings for fourth-quarter 2011 were $308 million or $0.64 per share, compared with fourth-quarter 2010 GAAP earnings of $176 million or $0.37 per share. Ongoing earnings for fourth-quarter 2011 were $194 million or $0.40 per share, compared with fourth-quarter 2010 ongoing earnings of $179 million or $0.38 per share.

For the year, GAAP earnings were $437 million higher than ongoing earnings, primarily because of a Texas Supreme Court decision resulting in a $558 million net-of-tax favorable adjustment related to recovery of stranded costs in Texas. A full reconciliation of GAAP earnings with ongoing earnings for the year and quarter is included in tables at the end of this news release.

"We had solid financial performance for both the fourth quarter and the year," said Nicholas K. Akins, AEP president and chief executive officer. "We benefited from favorable weather conditions throughout most of the year, and our industrial volumes were up 4 percent in 2011.

"The year was a very good one for the company as we addressed matters that provide long-term clarity to major portions of our business," Akins said. "We settled all legal challenges regarding construction of our John W. Turk Jr. Power Plant in Arkansas, clearing the way for the plant – which is nearly 80 percent completed – to begin operation in late 2012. We continue to have significant concerns about unrealistic timelines in new regulations issued by the U.S. Environmental Protection Agency and the potential impact on reliability, yet the rules provide some clarity on the future transition of our generation fleet.

"Corporate separation in Ohio is on track, providing a transition to two sustainable businesses in the state: a competitive generation company and a regulated wires company," Akins said. "It's a transition that must be properly managed. It's important to get it right. Currently, we are working through the Ohio regulatory process to resolve issues related to a recent order on discounted capacity sales during the transition period."

Akins noted that the Public Utilities Commission of Texas issued a final order Jan. 12 allowing AEP to securitize funds related to the Texas Supreme Court decision. The company expects to receive proceeds of approximately $800 million from the securitization later in the first quarter. "These cash proceeds will be put to work growing our business and reducing liabilities, providing additional support for our strong balance sheet," Akins said.

"Our shareholders realized the value of their investment in AEP in 2011 as the market rewarded stable, regulated, dividend-paying utilities with strong balance sheets," Akins said. "AEP's shareholders received a more than 20 percent return on their investment for the year, including dividends that we increased by more than 2 percent late in the year."

EARNINGS GUIDANCE

AEP will announce its 2012 ongoing earnings guidance, capital spending plans and other information during a meeting with financial analysts and investors on Feb. 10 in New York.

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS
	Q4 11	Q4 10	Variance	12 mo. 11	12 mo. 10	Variance
Utility Operations	186	185	1	1,485	1,429	56
Ongoing EPS	0.39	0.39	0.00	3.08	2.99	0.09
AEP River Operations	22	21	1	45	40	5
Ongoing EPS	0.04	0.04	0.00	0.09	0.08	0.01
Generation and Marketing	(6)	8	(14)	14	25	(11)
Ongoing EPS	(0.01)	0.02	(0.03)	0.03	0.05	(0.02)
All Other	(8)	(35)	27	(40)	(43)	3
Ongoing EPS	(0.02)	(0.07)	0.05	(0.08)	(0.09)	0.01
Ongoing Earnings	194	179	15	1,504	1,451	53
Ongoing EPS	0.40	0.38	0.02	3.12	3.03	0.09
EPS based on 483mm shares in Q4 2011, 480mm in Q4 2010, 482mm in 12 mo. 2011 and 479mm in 12 mo. 2010

Ongoing earnings from Utility Operations for fourth-quarter 2011 were comparable with fourth-quarter 2010. For the year, ongoing earnings from Utility Operations increased by $56 million from 2010, reflecting the continuing favorable impact of rate changes, partially offset by regulatory disallowances in Ohio and Virginia, customer losses and higher storm restoration.

AEP's River Operations results for fourth-quarter 2011 were comparable with fourth-quarter 2010. For the year, results were $5 million higher primarily because of a casualty loss incurred in 2010.

Results for the year from Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas, were $11 million lower than in 2010 primarily because of the availability of units, lower trading margins and power prices and unfavorable wind farm operating results in fourth-quarter 2011.

All Other, which includes the Parent Company and other investments, was $27 million favorable in fourth-quarter 2011 compared with 2010 because of a contribution to the AEP Foundation and a fleet lease buyout in December 2010. For the year, results were comparable with 2010.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS
	Q4 11	Q4 10	Variance	12 mo. 11	12 mo. 10	Variance
East Regulated Integrated Utilities	617	723	(106)	2,749	2,882	(133)
Ohio Companies	573	647	(74)	2,673	2,800	(127)
West Regulated Integrated Utilities	298	273	25	1,408	1,322	86
Texas Wires	146	139	7	648	611	37
Off-System Sales	50	55	(5)	343	299	44
Transmission Revenue - 3rd Party	106	91	15	417	369	48
Other Operating Revenue	107	107	0	510	510	0
Utility Gross Margin	1,897	2,035	(138)	8,748	8,793	(45)
Operations & Maintenance	(981)	(961)	(20)	(3,546)	(3,428)	(118)
Depreciation & Amortization	(387)	(393)	6	(1,613)	(1,598)	(15)
Taxes Other Than Income Taxes	(194)	(198)	4	(812)	(801)	(11)
Interest Expense & Preferred Dividend	(208)	(233)	25	(892)	(945)	53
Other Income & Deductions	63	46	17	271	165	106
Income Taxes	(4)	(111)	107	(671)	(757)	86
Utility Operations Ongoing Earnings	186	185	1	1,485	1,429	56
Ongoing EPS	0.39	0.39	0.00	3.08	2.99	0.09
EPS based on 483mm shares in Q4 2011, 480mm in Q4 2010, 482mm in 12 mo. 2011 and 479mm in 12 mo. 2010

Retail Sales – Results for the fourth quarter and year decreased in comparison to the same periods in 2010 by $148 million and $137 million, respectively. For fourth-quarter 2011, the decrease reflects an unfavorable impact of weather of $49 million, additional customer switching in Ohio of $38 million and the net effect of rate relief and regulatory provisions of an unfavorable $48 million – including the clawback of the gain on a 2008 coal-vendor settlement in the January 2012 Ohio order. For the year, weather had an unfavorable $49 million impact and customer switching in Ohio was unfavorable $132 million, partially offset by a net favorable impact of rate relief and regulatory provisions of $82 million.

Heating degree days decreased 11.8 percent year over year, predominately because of milder than normal weather in AEP's eastern service territory during fourth-quarter 2011.

Off-System Sales – Gross margins from Off-System Sales for fourth-quarter 2011 were lower than in fourth-quarter 2010 by $5 million primarily because of lower power prices. For the year, 2011 was $44 million favorable because of higher plant utilization and higher power prices in AEP's eastern region during the first half of 2011.

Transmission Revenues – 3rd Party– Transmission revenues increased throughout 2011 primarily because of higher PJM revenues.

Other Operating Revenue – Other operating revenue for fourth-quarter 2011 and the year was consistent when compared with the same periods in the prior year.

Operations & Maintenance – Operations and maintenance expenses increased $20 million during fourth-quarter 2011 compared with the same period in 2010 primarily because of the unfavorable $35 million impact of the December 2011 Ohio orders. For the year, O&M expenses increased $118 million from 2010 because of the Ohio orders, higher storm restoration costs of $40 million and expenses associated with dollar-for-dollar rate recovery.

Depreciation & Amortization – Depreciation & Amortization expense decreased $6 million during fourth-quarter 2011 because of a reduction in amortization of regulatory assets. Depreciation expense increased throughout the year in comparison to 2010, driven by overall higher property balances.

Interest Expense & Preferred Dividends – The decrease in Interest Expense for 2011 in comparison to 2010 is primarily because of lower borrowings when compared with 2010.

Other Income & Deductions – The increase in Other Income & Deductions for the year compared with the same periods in 2010 is primarily because of higher interest income related to the favorable Texas capacity auction true-up Supreme Court decision, higher AFUDC earnings primarily associated with the Turk plant and higher equity earnings on transmission investments.

Income Taxes – The decrease in Income Taxes in 2011 was the result of lower pretax income and favorable tax adjustments in fourth-quarter 2011 related to audit settlements for previous tax years and prior-year tax return adjustments.

WEBCAST

American Electric Power will broadcast its Friday, Feb. 10, New York meeting with financial analysts and investors live over the Internet at 8 a.m. EST at http://www.aep.com/go/webcasts.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover Indiana Michigan Power's Donald C. Cook Nuclear Plant Unit 1 restoration costs through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, including the Turk Plant, and transmission line facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of flyash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including AEP's dispute with Bank of America); AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of electric security plans and related regulation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 4th Quarter 2011 vs 4th Quarter 2010

		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	617		723
2	Ohio Companies	573		647
3	West Regulated Integrated Utilities	298		273
4	Texas Wires	146		139
5	Off-System Sales	50		55
6	Transmission Revenue - 3rd Party	106		91
7	Other Operating Revenue	107		107
8	Utility Gross Margin	1,897		2,035

9	Operations & Maintenance	(981)		(961)
10	Depreciation & Amortization	(387)		(393)
11	Taxes Other than Income Taxes	(194)		(198)
12	Interest Exp & Preferred Dividend	(208)		(233)
13	Other Income & Deductions	63		46
14	Income Taxes	(4)		(111)
15	Utility Operations Ongoing Earnings	186	0.39	185	0.39

	NON-UTILITY OPERATIONS:
16	AEP River Operations	22	0.04	21	0.04
17	Generation & Marketing	(6)	(0.01)	8	0.02

18	Parent & Other Ongoing Earnings	(8)	(0.02)	(35)	(0.07)

19	ONGOING EARNINGS	194	0.40	179	0.38

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 4th Quarter 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	186	22	(6)	(8)	194	$ 0.40

Special Items
Texas Capacity Auction, Tax Normalization & Carrying Charges	133	-	-	-	133	0.28
Carbon Capture & Storage	18	-	-	-	18	$ 0.04
Turk Impairment	(32)	-	-	-	(32)	(0.07)
Other	(5)	-	-	-	(5)	(0.01)
Total Special Items	114	-	-	-	114	$ 0.24

Reported Earnings	300	22	(6)	(8)	308	$ 0.64

Financial Results for the 4th Quarter 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	185	21	8	(35)	179	$ 0.38

Special Items
Restructuring Program	(3)	-	-	-	(3)	$ (0.01)

Total Special Items	(3)	-	-	-	(3)	$ (0.01)

Reported Earnings	182	21	8	(35)	176	$ 0.37

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending December 31,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	12,965	13,693	-5.3%
Commercial	11,935	12,239	-2.5%
Industrial	14,979	14,830	1.0%
Miscellaneous	745	757	-1.6%
Total Retail (a)	40,624	41,519	-2.2%

Wholesale Electric (in millions of kWh): (b)	7,987	6,736	18.6%

Total KWHs	48,611	48,255	0.7%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power
Financial Results for YTD December 2011 vs YTD December 2010

		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	2,749		2,882
2	Ohio Companies	2,673		2,800
3	West Regulated Integrated Utilities	1,408		1,322
4	Texas Wires	648		611
5	Off-System Sales	343		299
6	Transmission Revenue - 3rd Party	417		369
7	Other Operating Revenue	510		510
8	Utility Gross Margin	8,748		8,793

9	Operations & Maintenance	(3,546)		(3,428)
10	Depreciation & Amortization	(1,613)		(1,598)
11	Taxes Other than Income Taxes	(812)		(801)
12	Interest Exp & Preferred Dividend	(892)		(945)
13	Other Income & Deductions	271		165
14	Income Taxes	(671)		(757)
15	Utility Operations Ongoing Earnings	1,485	3.08	1,429	2.99

	NON-UTILITY OPERATIONS:
16	AEP River Operations	45	0.09	40	0.08
17	Generation & Marketing	14	0.03	25	0.05

18	Parent & Other Ongoing Earnings	(40)	(0.08)	(43)	(0.09)

19	ONGOING EARNINGS	1,504	3.12	1,451	3.03

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,485	45	14	(40)	1,504	$ 3.12

Special Items
Texas Capacity Auction, Tax Normalization & Carrying Charges	558	-	-	-	558	1.16

Sporn Unit 5 Retirement	(31)	-	-	-	(31)	(0.06)
Muskingum River Unit 5 - Suspended Scrubber Project	(27)	-	-	-	(27)	(0.06)
Turk Impairment	(32)	-	-	-	(32)	(0.07)

Carbon Capture & Storage	(13)	-	-	-	(13)	(0.03)
Litigation Settlement - Enron Bankruptcy	-	-	-	(22)	(22)	(0.05)
Other	4	-	-	-	4	0.01

Total Special Items	459	-	-	(22)	437	$ 0.90

Reported Earnings	1,944	45	14	(62)	1,941	$ 4.02

Financial Results for Year-to-Date 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,429	40	25	(43)	1,451	$ 3.03

Special Items
Restructuring Program	(181)	(2)	-	(2)	(185)	$ (0.39)
Carbon Capture & Storage	(34)	-	-	-	(34)	$ (0.07)
Medicare D Subsidy	(20)	(1)	-	-	(21)	$ (0.04)

Total Special Items	(235)	(3)	-	(2)	(240)	$ (0.50)

Reported Earnings	1,194	37	25	(45)	1,211	$ 2.53

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Twelve Months Ending December 31,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	61,655	61,944	-0.5%
Commercial	50,767	50,748	0.0%
Industrial	59,667	57,333	4.1%
Miscellaneous	3,100	3,083	0.6%
Total Retail (a)	175,189	173,108	1.2%

Wholesale Electric (in millions of kWh): (b)	40,519	32,581	24.4%

Total KWHs	215,708	205,689	4.9%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

CONTACT: MEDIA: Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840